                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a - 11(c) or Rule 14a - 12


                                  PROXIM, INC.

________________________________________________________________________________
               (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
   [X]   No fee required.

   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1)   Title of each class of securities to which transaction applies:

         ______________________________________________________________________

         2)   Aggregate number of securities to which transaction applies:

         ______________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ______________________________________________________________________

         4)   Proposed maximum aggregate value of transaction:

         ______________________________________________________________________

         5)   Total fee paid:

         ______________________________________________________________________
   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
         ______________________________________________________________________

         2)   Form, Schedule or Registration Statement No.:

         ______________________________________________________________________

         3)   Filing Party:

         ______________________________________________________________________

         4)   Date Filed:

         ______________________________________________________________________

                                  PROXIM, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PROXIM, INC., a Delaware corporation (the "Company"), will be held on May 24, 2001 at 10:00 a.m., local time, at the Company's principal executive offices located at 510 DeGuigne Drive, Sunnyvale, California 94085, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected and duly qualified;

     2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 26, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey D. Saper

                                          JEFFREY D. SAPER
                                          Secretary

Sunnyvale, California
April 30, 2001

                             YOUR VOTE IS IMPORTANT

             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
       YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS
          PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  PROXIM, INC.
                               510 DEGUIGNE DRIVE
                          SUNNYVALE, CALIFORNIA 94085

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The enclosed Proxy is solicited on behalf of the Board of Directors of Proxim, Inc., a Delaware corporation ("Proxim" or the "Company"), for use at Proxim's Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 24, 2001 at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 510 DeGuigne Drive, Sunnyvale, California 94085. The telephone number at that location is
(408) 731-2700.

     These proxy solicitation materials were mailed on or about May 2, 2001 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

     Stockholders of record as of the close of business on April 26, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the April 26, 2001 Record Date, 26,972,122 shares of Proxim's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding. Each share has one vote on all matters. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of Proxim Common Stock as reported on the Nasdaq National Market on April 26, 2001 was $12.50 per share.

     Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matters. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted.

     The Company will bear the cost of this solicitation. The Company has retained the services of Georgeson & Company, Inc. ("Georgeson") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson a fee not to exceed $6,000 for its services and will reimburse Georgeson for certain out of pocket expenses estimated to be approximately $2,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

REVOCABILITY OF PROXIES

     A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a date later than that of the previous proxy.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 31, 2001, which is 120 calendar days prior to the anniversary of the date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. Under the Company's bylaws, a stockholder's notice of business to be brought before an Annual Meeting must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address as they appear on the Company's books of the stockholder proposing such business; (c) the class and number of shares of the Company beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that may be required under Regulation 14A of the SEC rules.

     The SEC rules allow the proxies of Company management to use their discretionary voting authority with respect to any stockholder proposal, when and if raised at the Annual Meeting of stockholders, that is not intended to be included in the Company's proxy statement, without any discussion of the matter in the proxy statement, unless the stockholder has notified the Company of such proposal not less than forty-five (45) calendar days in advance of the anniversary of the mailing date of the prior year's proxy statement. This discretionary vote deadline for the 2002 Annual Meeting is March 18, 2002.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     As of the date of the Annual Meeting, the Bylaws of the Company will provide that there shall be four directors and that such directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill such a vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of stockholders or until a successor has been elected and duly qualified.

     Names of the four nominees and certain information about each of them are set forth below. There is no family relationship among any directors or executive officers of the Company.

        NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS          AGE    DIRECTOR SINCE
        --------------------------------------------          ---    --------------
David C. King...............................................  41          1993
  Mr. King joined Proxim in December 1992 as Vice President
  of Marketing and Acting Chief Financial Officer, in July
  1993 was appointed President, Chief Executive Officer and
  director, and in January 1996 was appointed Chairman of
  the Board. From December 1990 to November 1992, Mr. King
  served in various executive capacities at Vitalink
  Communications Corporation, a LAN internetworking
  subsidiary of Network Systems Corporation, most recently
  as Vice President of Marketing and General Manager of
  Customer Service. From 1985 to 1990, Mr. King was Senior
  Manager in the San Francisco office of McKinsey & Company,
  Inc., a management consulting firm, where he was a member
  of the firm's high technology and health care practices.
  Mr. King holds an A.B. in Economics, as well as M.B.A. and
  J.D. degrees, all from Harvard University. Mr. King
  currently serves as a director of Netopia, Inc.
Raymond Chin................................................  47          1991
  Dr. Chin became a director of the Company in April 1991
  and served as Chairman of the Board from September 1991
  until January 1996. Since July 1994, Dr. Chin has served
  as Chairman of the Board of GWcom, Inc., and was appointed
  Chief Executive Officer in July 1996. From January 1995 to
  June 1996, Dr. Chin served as a general partner of Alpine
  Technology Ventures, a venture capital firm. From May 1990 to January 1995, Dr. Chin served as a general partner of
  MK Global Ventures, a venture capital firm. From June 1984 to May 1990, Dr. Chin served in various investment and
  strategic planning management positions at Ameritech
  Development Corporation, a subsidiary of Ameritech
  Corporation, a regional Bell operating company. Dr. Chin
  holds B.S., M.S. and Ph.D. degrees in Electrical
  Engineering from the University of Illinois,
  Champaign-Urbana.
Leslie G. Denend............................................  60          1996
  Mr. Denend became a director of the Company in March 1996.
  From December 1997 to March 1998, Mr. Denend served as
  President of Networks Associates, Inc., the corporation
  resulting from the merger of Network General Corporation
  with McAfee Associates, Inc. From June 1993 to December
  1997, Mr. Denend was Chief Executive Officer and President
  of Network General Corporation. Mr. Denend holds a B.S.
  from the U.S. Air Force Academy and a Ph.D. in Economics
  and an MBA from Stanford University. Mr. Denend currently
  serves as a director of Adaptive Broadband Corporation,
  Informix Software, Inc., Network Associates and Rational
  Software Corporation.
Jeffrey D. Saper............................................  53          1997
  Mr. Saper became a director of the Company in December
  1997. Mr. Saper has been a partner of the law firm Wilson
  Sonsini Goodrich & Rosati, Professional Corporation, since
  1980. Mr. Saper holds a B.A. and a J.D. from New York
  University. Mr. Saper also serves as Secretary to the
  Company.

VOTE REQUIRED

     The four (4) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six (6) meetings during 2000. The Board has a Compensation Committee and an Audit Committee, but does not have a nominating committee or any committee performing a similar function. Gregory L. Reyes, a director in 2000, resigned from the Board on March 1, 2001. No incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served. See "Director Compensation" for information on the compensation of nonemployee directors.

     The Compensation Committee of the Board of Directors, which consisted of Dr. Chin and Messrs. Denend and Reyes during 2000, was established in September 1993. The Compensation Committee is primarily responsible for making recommendations to the Board of Directors regarding the Company's executive compensation policy and incentive compensation for employees and consultants to the Company. There was one (1) meeting of the Compensation Committee during 2000. See "Compensation Committee Report." For 2001, the Compensation Committee consists of Dr. Chin and Mr. Denend.

     The Audit Committee of the Board of Directors, which consisted of Dr. Chin and Messrs. Denend and Reyes during 2000, was established in September 1993. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") that was approved and adopted by the Board of Directors in May of 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A. Under the provisions of the Audit Committee Charter, the purpose and responsibilities of the Audit Committee include: (1) making recommendations to the Board of Directors concerning the appointment and, where appropriate, replacement of the independent auditors; (2) reviewing the scope of the audit and related fees; (3) reviewing audit findings and recommendations with independent auditors to determine the adequacy and effectiveness of internal controls; (4) reviewing the appropriateness of accounting principles and financial disclosure practices with independent auditors and the Company financial management; and (5) reviewing the Company's quarterly and annual financial statements prior to filing with the Securities and Exchange Commission. There were two (2) meetings of the Audit Committee during 2000. See "Audit Committee Report."

     As of the date of this proxy statement, the Audit Committee for 2001 consists of Dr. Chin and Mr. Denend. Dr. Chin and Mr. Denend are "independent," as such term is defined under Rule 4200, as amended, of the listing standards of the National Association of Securities Dealers. The Company is endeavoring to appoint an "independent" third member to the Audit Committee to fill the vacancy created by the resignation of Mr. Reyes.

DIRECTOR COMPENSATION

     Beginning in 1996 nonemployee directors received $3,000 each quarter as their sole cash compensation from the Company for their service as members of the Board of Directors and any committees thereof. Directors are also reimbursed for all reasonable expenses incurred in connection with attending Board and Committee meetings. Mr. King, a director who is also an officer of the Company, has been granted options to purchase Common Stock under the 1986 Stock Option Plan and under the 1995 Long-Term Incentive Plan. In addition, all nonemployee directors have received options to purchase Common Stock under the Company's 1986 Stock Option Plan for grants prior to January 1994 and under the 1994 Director Option Plan for grants after December 1993.

                                 PROPOSAL NO. 2

                          APPROVAL OF AMENDMENT TO THE
                       1993 EMPLOYEE STOCK PURCHASE PLAN

     The 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in September 1993 and approved by the stockholders in November 1993. A total of 2,000,000 shares of the Company's Common Stock are currently reserved for issuance under the Purchase Plan. As of April 26, 2001, 965,851 shares remained available for issuance under the Purchase Plan.

AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN

     On April 16, 2001, the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares to an aggregate of 2,400,000 shares. The stockholders are being asked to approve this amendment at the Annual Meeting.

     The Board of Directors believes that in order to provide additional incentives to participants in the Purchase Plan, it is necessary to continue its policy of providing for the sale of Common Stock to such employees at a discount from the market price through voluntary payroll deductions. The Board of Directors further believes that without increasing the number of shares reserved for issuance the remaining shares in the Purchase Plan are insufficient for such purpose and the Company could be subject to adverse accounting consequences if the number of shares reserved for issuance was increased during a purchase period. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and approve the amendment of the Purchase Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of the holders of a majority of the Votes Cast on the proposal at the Annual Meeting. An abstention will have the same effect as a vote against the proposal, and, pursuant to Delaware law, a broker non-vote will not be treated as a Vote Cast on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN.

PURCHASE PLAN ACTIVITY

     To date (without taking into account the proposed amendment to the Purchase
Plan), the Company has issued and sold an aggregate of 1,034,149 shares of Common Stock pursuant to the Purchase Plan and 965,851 shares of Common Stock are available for future issuance under the Purchase Plan. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable.

     The following table sets forth certain information regarding shares purchased under the Purchase Plan during 2000 by the Chief Executive Officer and the two other most highly compensated executive officers whose salary plus bonus exceeded $100,000 in the last fiscal year (collectively, the "Named Executive Officers"), all current executive officers as a group and all non-executive officer employees as a group:

                                                                                 NUMBER OF SHARES
NAME OF INDIVIDUAL OR IDENTITY OF GROUP OR POSITION           DOLLAR VALUE(1)       PURCHASED
---------------------------------------------------           ---------------    ----------------
David C. King...............................................    $  236,692             3,808
Keith E. Glover.............................................       167,593             2,769
Juan Grau...................................................       177,395             2,854
All executive officers as a group (3 persons)...............       581,680             9,431
All other employees (excluding executive officers) as a
  group.....................................................     5,327,379            92,776

---------------
(1) Represents the market value of the shares on the date of purchase. The purchase price paid by each participant in the Purchase Plan is at least 15% below the market value.

SUMMARY OF THE PURCHASE PLAN

     The purpose of the Purchase Plan is to provide a convenient and practical means for employees of the Company and its subsidiaries to purchase the Company's Common Stock and a method by which the Company may assist and encourage its employees to become stockholders. The Purchase Plan is intended to be a permanent program but the Board of Directors may terminate the Purchase Plan at any time.

     The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Each twenty-four-month offering period will consist of four purchase periods of approximately six months duration. The Purchase Plan was implemented with an eight-month purchase period which commenced on December 15, 1993. Subsequent purchase periods each have a six-month duration commencing on the first trading day on or after February 15 and August 15 of each year.

     The Purchase Plan is administered by the Compensation Committee. The Board may change the duration of the purchase periods or the length or date of commencement of an offering period.

     All individuals employed by the Company or its subsidiaries on the commencement of an offering period are eligible to participate if they are customarily employed by the Company for at least twenty hours per week and at least five months per year, provided, however, that individuals holding 5% or more of the Company's Common Stock (directly or upon the exercise of options) are not eligible to participate. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions not exceeding 10% of an employee's compensation, at a price equal to 85% of the lower of the closing sale price for the Common Stock reported on the Nasdaq National Market at (i) the beginning of the offering period or (ii) at the end of each purchase period. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each offering period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option expires at the end of the purchase period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period. The maximum number of shares a participant may purchase during each purchase period is determined by dividing $25,000 by the fair market value of a share of Common Stock on the first date of the offering period.

     To the extent the fair market value of the Common Stock on any exercise date in an offering period is lower than the fair market value of the Common Stock on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following offering period as of the first day thereof.

     In the event of a stock dividend, stock split or other change in capitalization affecting the Company's Common Stock, or in the event of any merger, sale or reorganization, appropriate adjustments will be made in the Purchase Plan's share reserve, the shares subject to purchase under each participant's purchase opportunity and the purchase price per share of Common Stock. In the event of a transfer of control of the Company pursuant to a sale of stock, a merger or a sale of assets, the Board of Directors may provide that the current offering shall be shortened and a new exercise date set or arrange with the successor corporation for such corporation to assume the Company's rights and obligations under the Purchase Plan. All purchase opportunities shall terminate as of the date of the transfer of control to the extent that the purchase opportunity is neither exercised nor assumed by the successor corporation.

     The Board of Directors may amend or terminate the Purchase Plan at any time, except that such termination cannot affect shares of Common Stock or purchase opportunities previously granted under the Purchase Plan, nor can any amendment be made without approval of the stockholders of the Company within twelve months of the date of the adoption of the amendment if the amendment would authorize the sale of more shares than are authorized under the Purchase Plan or would change the designation of the corporations whose employees may participate under the Purchase Plan.

UNITED STATES TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code, under which no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon the sale or other disposition of shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

     THE FOREGOING SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY IN CONNECTION WITH THE PURCHASE PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANTS MAY RESIDE.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit Proxim's financial statements for the current fiscal year ending December 31, 2001. Such nomination is being presented to the stockholders for ratification at the meeting. The affirmative vote of the holders of a majority of the Votes Cast on this proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     PricewaterhouseCoopers LLP has audited Proxim's financial statements since the fiscal period ended October 31, 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to questions and to make a statement if they desire to do so.

VOTE REQUIRED

     The approval of this proposal requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting. An abstention will have the same effect as a vote against the proposal, and, pursuant to Delaware law, a broker non-vote will not be treated as a Vote Cast on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             AUDIT COMMITTEE REPORT

     In connection with the issuance of the Company's Annual Report on Form 10-K, the Audit Committee of the Board of Directors of the Company:

          1. Reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with Company management.

          2. Met with PricewaterhouseCoopers LLP, the Company's independent auditors, to review the audited financial statements and to discuss with the auditors all matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

          3. Requested and obtained from, and discussed with, the independent auditors written disclosures and a letter required by Independent Standards Board (ISB) No. 1, as amended, that the auditors were in all respects independent.

     Audit fees. PricewaterhouseCoopers LLP billed to the Company an aggregate of approximately $151,000 for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2000 and its review of the Company's financial statements included in quarterly reports on Form 10-Q during fiscal year 2000.

     Financial Information Systems Design and Implementation. During fiscal year 2000, PricewaterhouseCoopers LLP did not bill for any professional services for financial information systems design or implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR sec. 210.2-01(c)(4)(ii)).

     All Other Fees. PricewaterhouseCoopers LLP billed the Company approximately $133,000 for professional services rendered during fiscal year 2000 for services not otherwise described above.

     The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers during fiscal year 2000, as described under the caption "All Other Fees," and determined that such services were compatible with PricewaterhouseCoopers LLP's independence.

     As a result of the above-referenced review and discussions with the Company's management and independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year 2000 be accepted and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully Submitted by the 2000
                                          Audit
                                          Committee of the Board of Directors:

                                          Raymond Chin
                                          Leslie G. Denend

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2001, information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company, based upon Schedule 13G's filed with the Securities and Exchange Commission, to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
NAME AND ADDRESS                                                NUMBER        PERCENT
----------------                                              -----------    ---------
Kopp Investment Advisors, Inc.(2)...........................   1,954,898      7.25
  7701 France Avenue South
  Suite 500
  Edina, MN 55435
David C. King(3)............................................     814,600      3.00
Raymond Chin(4).............................................     108,082       *
Leslie G. Denend(5).........................................      20,000       *
Jeffrey D. Saper(6).........................................      50,000       *
Keith E. Glover(7)..........................................     266,706       *
Juan Grau(8)................................................      43,836       *
All directors and executive officers as a group (6
  persons)(9)...............................................   1,303,224      4.73

---------------
 *  Less than 1%.

(1) Beneficial ownership is determined in accordance with the Rules and Regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock currently exercisable or exercisable within 60 days after March 31, 2001 are deemed outstanding for computing the percentage of the person holding such option but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based on a Schedule 13G/A filed by such beneficial owner with the Securities and Exchange Commission on January 30, 2001 and reflects stock held as of December 31, 2000, including 1,784,898 shares as to which Kopp Investment Advisors, Inc. has shared dispositive power, 170,000 shares as to which Kopp Investment Advisors, Inc. has sole dispositive power and 390,200 shares as to which Kopp Investment Advisors, Inc. has sole voting power.

(3) Includes 180,731 shares issuable upon the exercise of stock options exercisable within 60 days after March 31, 2001. Mr. King holds stock options to purchase an aggregate of 324,483 shares under the Company's 1995 Long-Term Incentive Plan.

(4) Includes 55,000 shares issuable upon the exercise of stock options exercisable within 60 days after March 31, 2001. Dr. Chin holds stock options to purchase an aggregate of 65,000 shares under the Company's 1994 Director Option Plan.

(5) Includes 20,000 shares issuable upon the exercise of stock options exercisable within 60 days after March 31, 2001. Mr. Denend holds stock options to purchase an aggregate of 30,000 shares under the Company's 1994 Director Option Plan.

(6) Includes 50,000 shares issuable upon the exercise of stock options exercisable within 60 days after March 31, 2001. Mr. Saper holds stock options to purchase an aggregate of 60,000 shares under the Company's 1994 Director Option Plan.

(7) Includes 266,706 shares issuable upon the exercise of stock options exercisable within 60 days after March 31, 2001. Mr. Glover holds stock options to purchase an aggregate of 50,668 shares under the Company's 1986 Stock Option Plan and 290,000 shares under the Company's 1995 Long-Term Incentive Plan.

(8) Includes 43,836 shares issuable upon the exercise of stock options exercisable within 60 days after March 31, 2001. Mr. Grau holds stock options to purchase an aggregate of 134,883 shares under the Company's 1995 Long-Term Incentive Plan.

(9) Includes 616,273 shares issuable upon the exercise of stock options held by all directors and executive officers exercisable within 60 days after March 31, 2001.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Company's "Named Executive Officers," information concerning compensation paid for services to the Company in all capacities during the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000.

                                                     ANNUAL COMPENSATION               LONG-TERM
                                             ------------------------------------    COMPENSATION
                                                                     OTHER ANNUAL    STOCK OPTIONS
                                     YEAR     SALARY     BONUS(1)    COMPENSATION     GRANTED (#)
                                     ----    --------    --------    ------------    -------------
David C. King......................  2000    $294,231    $     --        --                 --
  Chairman, President and Chief      1999     273,269     110,000        --             60,000
  Executive Officer                  1998     244,539      45,000        --             30,000
Keith E. Glover....................  2000     180,192          --        --                 --
  Vice President of Finance and      1999     175,249      52,500        --             30,000
  Administration, Chief Financial    1998     164,538      33,000        --             25,000
  Officer
Juan Grau..........................  2000     199,423          --        --                 --
  Vice President of Engineering      1999     184,654      65,000        --             40,000
                                     1998     174,538      35,000        --             25,000

---------------
(1) Bonuses related to operating achievements and financial performance during 1998 and 1999 were paid in January 1999 and January 2000, respectively.

STOCK OPTION GRANTS AND EXERCISES

     No stock options were granted to the Named Executive Officers under the Company's stock option plans during the fiscal year ended December 31, 2000. The following table sets forth the options exercised by such Named Executive Officers during the fiscal year ended December 31, 2000.

              OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES         VALUE       OPTIONS AT 2000 YEAR-END         AT 2000 YEAR-END(2)
                           ACQUIRED ON    REALIZED(1)   ---------------------------   ---------------------------
                           EXERCISE (#)       ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           ------------   -----------   -----------   -------------   -----------   -------------
David C. King............    478,073      $14,552,364     120,315        204,168      $4,067,301     $6,591,040
Keith E. Glover..........     40,000        2,313,813     238,582        102,086       8,673,087      3,287,574
Juan Grau................     91,117        4,217,118       9,463        125,420         313,592      3,985,796

---------------
(1) Value realized represents the difference between the exercise price of the options and the value of the underlying securities on the date of exercise.

(2) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on December 29, 2000 of $43.00 per share.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into change of control severance agreements with Messrs. King, Glover and Grau. Pursuant to the terms of an agreement between the Company and Mr. King, effective as of June 18, 1998, if at any time within two years following a change of control of the Company, Mr. King's employment with the Company is terminated as a result of an involuntary termination or other than for cause, Mr. King is entitled to receive severance payments in an amount equal to two hundred percent (200%) of his annual compensation to be paid over a two-year period, continuation of employee benefits, acceleration of vesting of all unvested stock options and certain outplacement assistance benefits.

     Messrs. Glover and Grau's agreements with the Company, each effective as of June 18, 1998, provide that if at any time within two years following a change of control of the Company, the executive officer's employment with the Company is terminated as a result of an involuntary termination or other than for cause, the executive officer is entitled to receive severance payments in an amount equal to one hundred percent (100%) of his annual compensation to be paid over a one-year period, continuation of employee benefits, acceleration of vesting of all unvested stock options and certain outplacement assistance benefits.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") for 2000 was comprised of Dr. Chin and Messrs. Denend and Reyes. The Committee is responsible for determining the Company's executive compensation policies and incentive compensation for employees and consultants to the Company. The Committee also evaluates the performance of the Company's executive officers against the Company's overall objectives.

     The Company's policy is that executive compensation should meet two objectives: (1) to ensure that the compensation and incentives provided to the executive officers are closely aligned with the Company's financial performance and stockholder value and (2) to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the Company.

     To ensure the first objective is met, remuneration is tied to the Company's stock price performance by granting stock options to key executive officers. The Committee believes that the grant of an equity interest serves to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and the stockholders. The Committee considers stock option grants to executive officers based on various factors, including (i) each officer's responsibilities, (ii) any changes in such responsibilities, (iii) past option grants and each officer's current equity interest in the Company and (iv) performance. In addition to stock options, executives are eligible to participate in the Employee Stock Purchase Plan pursuant to which stock may be purchased at 85% of the fair market value at the beginning and end of each offering period (with the amount of deduction equal to up to a maximum of 10% of salary).

     The second objective of the overall executive compensation policy is addressed by a salary and bonus policy which is based on consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in the industry, the qualifications and experience of each executive officer, the Company's financial performance during the past year and each officer's performance against objectives related to their areas of responsibility. The Committee periodically reviews individual base salaries of executive officers and adjusts salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor. Based upon the foregoing, the Chief Executive Officer's salary was established at $294,231 for 2000.

     The Committee believes that another key element of executive compensation should be the variable portion provided by annual cash incentive plans. The bonus award portion of the executive officers' compensation is dependent primarily on the Company's financial performance and achievement of specified corporate objectives as determined by the Board. The Company's executive officer annual bonus plan is designed such that if the Company performs above its stated objectives, bonus awards may be above the award target. If the Company performs below its stated objectives, bonus awards may be significantly reduced, and may be eliminated altogether if performance is below defined thresholds. The corporate performance measures currently used for annual executive bonus awards are actual total revenue and income from operations compared with the target total revenue and income from operations approved each year by the Board of Directors. A substantially smaller portion of each executive's annual bonus is based on performance against individual objectives.

     The Committee has considered the potential impact of Section 162(m) of the Code and proposed regulations thereunder (the "Section"). The Section limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1,000,000 or meets certain other conditions (such as stockholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to achieve the Company's objectives. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in certain circumstances.

                                          Respectfully Submitted by the 2000
                                          Compensation
                                          Committee of the Board of Directors:

                                          Raymond Chin
                                          Leslie G. Denend

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq U.S. Index and the Morgan Stanley High-Technology Index for the period commencing December 31, 1995 and ending on December 31, 2000. The total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the Nasdaq U.S. Index and Morgan Stanley High-Technology Index. Historical stock price is not necessarily indicative of future stock performance.
[PERFORMANCE GRAPH]

                                                         PROXIM                      MORGAN                      NASDAQ
                                                         ------                      ------                      ------
Dec-95                                                      100                         100                         100
Mar-96                                                   141.55                      100.23                      104.68
Jun-96                                                   226.76                      102.94                      112.63
Sep-96                                                   161.97                      111.65                      116.61
Dec-96                                                   129.58                      121.31                      122.71
Mar-97                                                    94.37                       112.3                      116.12
Jun-97                                                   136.62                      134.99                      137.06
Sep-97                                                    76.41                      164.81                      160.22
Dec-97                                                    63.73                      141.73                      149.25
Mar-98                                                    85.92                       171.8                      174.47
Jun-98                                                    93.66                      188.69                      180.09
Sep-98                                                    73.24                      181.71                      160.99
Dec-98                                                   150.35                      276.94                       208.4
Mar-99                                                   161.97                      323.18                      233.94
Jun-99                                                   326.76                      367.13                       255.3
Sep-99                                                   259.15                      390.06                      261.01
Dec-99                                                   619.72                      583.22                      386.77
Mar-00                                                    674.3                      672.66                      434.63
Jun-00                                                   557.57                      643.48                      376.96
Sep-00                                                   501.41                      602.49                      349.08
Dec-00                                                   484.51                      423.25                      234.81

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 15, 2001, the Company entered into a guarantee in favor of an investment bank, guaranteeing up to $5,000,000 of the obligations of Mr. King, the Company's Chief Executive Officer, to that investment bank. In consideration for this guarantee, Mr. King entered into a reimbursement and security agreement with the Company pursuant to which Mr. King will be obligated, among other things, to pay a guarantee fee to the Company. The Board of Directors considered the terms and conditions of the guarantee and the reimbursement and security agreement and determined that it was in the best interests of the Company and its stockholders to guarantee Mr. King's obligations.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership with the Securities and Exchange Commission (the "SEC") and with the National Association of Securities Dealers, Inc. Such officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. All reports required to be filed during fiscal year 2000 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and 10% beneficial owners were filed on timely basis.

                                 OTHER MATTERS

     Proxim knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     For business to be properly brought before the Annual Meeting by a stockholder, the Company's bylaws provide that a stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must have been delivered to, or mailed and received at, the principal executive offices of the Company not less than one hundred twenty
(120) calendar days in advance of the date specified in the Company's proxy statement released to the stockholders in connection with the previous year's Annual Meeting of Stockholders. The SEC rules allow the proxies of Company management to use their discretionary voting authority with respect to any stockholder proposal, when and if raised at the Annual Meeting of stockholders, that is not intended to be included in the Company's proxy statement, without any discussion of the matter in the proxy statement, unless the stockholder has notified the Company of such proposal not less than forty-five (45) calendar days in advance of the anniversary of the mailing date of the prior year's proxy statement.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey D. Saper

                                          JEFFREY D. SAPER
                                          Secretary

Dated: April 30, 2001

                                                                       EXHIBIT A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                                  PROXIM, INC.

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Proxim, Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

          1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

          2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

          3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing fee arrangements with the independent auditors;

     - Reviewing the independent auditors' proposed audit scope, approach and independence;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

     The Audit Committee will meet periodically, but not fewer than two (2) times per fiscal year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                                                      1257-PS-01

                                  DETACH HERE

                                      PROXY
                                  PROXIM, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2001

     The undersigned stockholder of Proxim, Inc. (the "Company"), hereby appoints David C. King and Keith E. Glover, and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on April 26, 2001 at the 2001 Annual Meeting of Stockholders of the Company to be held on Thursday, May 24, 2001 at 10:00 a.m., local time, at the Company's principal executive offices located at 510 DeGuigne Drive, Sunnyvale, California 94085, and any adjournments or postponements thereof.


--------------------------------------------------------------------------------
SEE REVERSE SIDE                                               SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE

     [X]  Please mark votes as in this example.

     The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposals 1, 2 and
3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2001.

     Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

1.       ELECTION OF DIRECTORS:

    Nominees: David C. King, Raymond Chin, Leslie G. Denend and Jeffrey D. Saper

         FOR               WITHHELD

         [ ]                 [ ]

         [ ] __________________________________

         For all nominees except as noted above

         [ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares.

         FOR               AGAINST          ABSTAIN

         [ ]                 [ ]              [ ]

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.

         FOR               AGAINST          ABSTAIN

         [ ]                 [ ]              [ ]

4. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership please sign in partnership name by an authorized person.

         Signature:_________________________________    Date:_____________

         Signature:_________________________________    Date:_____________


                                      -2-